UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRTD	The Nasdaq Stock Market LLC

Common Stock Purchase Warrants	CRTDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On February 17, 2022, the Board of Directors (the “Board”) of Creatd, Inc. (the “Company”) appointed Joanna Bloor, Brad Justus, and Lorraine Hendrickson to serve as members of the Board (the “Director Appointments”). Ms. Bloor has been nominated to, and will serve as, chair of the Compensation Committee, and to be a member of the Audit Committee and Nominating & Corporate Governance Committee. Mr. Justus has been nominated, and will serve as, chair of the Nominating & Corporate Governance Committee, and to be a member of the Compensation Committee and Audit Committee. Ms. Hendrickson has been nominated to , and will serve as, chair of the Audit Committee and to be a member of the Compensation and Nominating & Corporate Governance Committee. Ms. Bloor, Mr. Justus, and Ms. Hendrickson will hold office until the next annual meeting of stockholders, or until a successor is duly elected and qualified or the earlier resignation or removal.

Joanna Bloor

Ms. Bloor, age 52, Founder and CEO of The Amplify Lab, combines over 7 years of experience in Technology senior management following a 15-year career as a Senior Executive in Operations and Marketing.   Previously, she had been involved in three companies in the Technology and Media industry, holding positions including VP of Sales Operations, AVP of Sales Operations and Director of Sales Operations, and board member.   From 2010 through 2015, she held the position of VP of Sales Operations at Pandora, a technology and entertainment company. From 2000 to 2010, Ms. Bloor was the AVP of Sales Operations for CBS Interactive, Inc., a Digital Media and News organization. From 2000 to 2001, she was the Director of Sales Operations for OpenTable.com, an online restaurant reservation company. Joanna is also currently the Founder and CEO of The Amplify Lab., a career coaching company rooted in technology, data, and human experiences.

Joanna will be invaluable assisting Creatd shape and implement company culture transformation, overall operations, and human capital management. She has also had specific and deep experience in scaling revenue and implementing teams for numerous public and private companies, including leading technology companies and consumer brands that generate multi-million to hundreds of millions in annual revenue.

Brad Justus

Mr. Justus, age 61, Director of International Publishing at Riot Games, combines over 13 years of executive management experience in the game development and publishing industries with more than 10 years in multiple C-Suite officer roles.  Previously, he had been involved in 3 companies in the technology and gaming industry, holding positions including Vice President of Marketing and Brand Experience, Chief Marketing Officer, Chief Executive Officer, and Senior Vice President. From 2015 to 2016, he served as Chief Experience Officer at Radiant Entertainment, a gaming company that was acquired by Riot Games in 2016. From 2012 to 2014, Mr. Justus was VP of Marketing and Brand Experience at ROBLOX Corporation, a digital community, and gaming company. From 2009 to 2012, he was Chief Marketing Officer at ClearStreet, Inc., a fintech startup company. From 2006 through 2007, Mr. Justus was the Senior Vice President for Art.com, an online art marketplace. From 2004 to 2005, he was President and CEO for Informative, Inc., an online technology survey company. Previously, he was Senior Vice President at LEGO, an industry-leading toy company from 1999 to 2004.  Since 2016 Mr. Justus held titles including Director, Brand Marketing and Director, International Publishing at Riot Games, a video game company where he also led the creator-driven global launch of the blockbuster game VALORANT in 2020. Mr. Justus holds a Bachelor of Arts cum laude in Political Science from Amherst College.

Mr. Justus will be a strong addition to Creatd’s board of directors because of his experience leading branding, marketing, and product development teams at numerous direct to consumer companies. Many of these companies are tech- and community-focused, just like Creatd. He will also advise on overall online strategy and revenue growth.

Lorraine Hendrickson

Lorraine Hendrickson, age 56, combines over 20 years of experience in the investment banking industry, having held numerous senior management and executive positions including Chief Administration Officer, Vice President of Business Development, Corporate Relations, and Investment Strategy as well as various Director positions. From 2004 to 2006, Ms. Hendrickson served as Vice President Investment Strategy & Corporate Relations at Merrill Lynch Investment Management. From 2006 to 2011, Ms. Hendrickson was Director at BNY Mellon. An investment management firm. From 2011 to 2012, she moved to Hong Kong with BNY Mellon to become their Chief Administration Officer, Global Distribution. From 20014 to 2015, Ms. Hendrickson moved to become a Director, within the Investment Management Advisory division of Deloitte UK, the leading London-based international consulting firm. She was subsequently recruited by a client and, from 2015-2018, served as the Program Director of London CIV (Collective Investment Vehicle), the City of London’s first alternative asset management company owned and operated by the local government.  She holds a Bachelor of Science in Finance from Rider University.

As a board director, we believe Ms. Hendrickson will add considerable value, including through her comprehensive and diverse investment management experience, deep knowledge of governance and regulatory frameworks, and broad experience with business development, operations, and executive leadership.

Independence

The Board has determined that each of Ms. Bloor, Mr. Justus, and Ms. Hendrickson are “independent” as defined under the listing rules of the Nasdaq Stock Market. There was no understanding or arrangement between Ms. Bloor, Mr. Justus, and Ms. Hendrickson and any other person pursuant to which Ms. Bloor, Mr. Justus, and/or Ms. Hendrickson was elected as a director. There are no related party transactions involving the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K related to Ms. Bloor, Mr. Justus, and Ms. Hendrickson.

The Company issued a press release on February 16, 2022, announcing the appointment of Ms. Bloor, Mr. Justus, and Ms. Hendrickson to the Board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Director Resignations

On February 17, 2022, the Board received notice that effective immediately after the effectiveness of the Director Appointments, Mark Standish resigned as Chair of the Board, Chair of the Audit Committee and as a member of the Compensation Committee and Nominating & Corporate Governance Committee; Leonard Schiller resigned as member of the Board, Chair of the Compensation Committee and as a member of the Audit Committee and Nominating & Corporate Governance Committee; and LaBrena Martin resigned as a member of the Board, Chair of the Nominating & Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee. Such resignations are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this report.

Exhibit No.
17.1	Letter of Resignation of Mark Standish
17.2	Letter of Resignation of Leonard Schiller
17.3	Letter of Resignation of LaBrena Martin
99.1	Press Release, dated February 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Dated: February 18, 2022	By:	/s/ Jeremy Frommer
Jeremy Frommer
Co-Chief Executive Officer

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